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                                                                    EXHIBIT 10.4

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT dated as of July 15, 2002 is entered into by and between ADVANCED VIRAL RESEARCH CORPORATION., a Delaware corporation, with headquarters located at 200 Corporate Boulevard South, Yonkers, NY 10701 (the "Company"), and PETER LUNDER (the "Buyer").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, INTER ALIA, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, the Company's 5% Convertible Debenture in the principal amount of $500,000 (the "Debenture") of the Company which will be convertible into shares of Common Stock, $.00001 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Debenture and subject to acceptance of this Agreement by the Company;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       AGREEMENT TO PURCHASE; PURCHASE PRICE.

         A.       PURCHASE; CERTAIN DEFINITIONS.

                  (i) The undersigned hereby agrees to purchase the Debenture having the terms and conditions and being in the form attached hereto as ANNEX I.

                  (ii) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the Buyer will purchase the Debenture on the Closing Date (as defined below).

                  (iii) The purchase price to be paid by the Purchaser for the Debenture shall be equal to $500,000 and shall be payable in United States Dollars.

         B. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  (i) "Closing Date" means the date of the closing of the purchase and sale of the Debenture, as provided herein.

                  (ii) "Conversion Date" shall have the meaning ascribed to it in the Debenture.

                  (iii) "Converted Shares" means the shares of Common Stock issuable upon conversion of the Debenture.



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                  (iv) "Effective Date" means the effective date of the
Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below).

                  (v) "Market Price of the Common Stock," as used herein, means the average closing bid price of the Common Stock for the five (5) trading days ending on the trading day immediately before the Conversion Date (as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market).

                  (vi) "Purchase Price" means the purchase price for the Debenture.

                  (vii) "Securities" means the Debenture and the Common Stock issuable upon conversion of the Debenture.

                  (viii) "Shares" means the shares of Common Stock representing any or all of the Converted Shares.

         C.       FORM OF PAYMENT; DELIVERY OF DEBENTURE.

                  (i) The Buyer shall pay the Purchase Price for the Debenture by delivering immediately available good funds in United States Dollars to the Company.

                  (ii) No later than the Closing Date, but in any event promptly following payment by the Buyer of the Purchase Price, the Company shall deliver the Debenture to the Buyer, duly executed on behalf of the Company and issued in the name of the Buyer.

         D. METHOD OF PAYMENT. Payment of the Purchase Price shall be made by wire transfer of funds to an account designated by the Company.

2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

         The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

         A. The Buyer is purchasing the Debenture and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

         B. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

         C. All subsequent offers and sales of the Debenture and the Shares by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

         D. The Buyer understands that the Debenture is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying



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upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Debenture.

         E. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debenture and the offer of the Shares which have been requested by the Buyer, including without limitation all periodic and other reports filed by the Company under the Securities Exchange Act of 1934. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's filings with the SEC (collectively, the "Company's SEC Documents").

         F. The Buyer understands that its investment in the Securities involves a high degree of risk.

         G. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

         H. The Buyer has the requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements. This Agreement and the other Transaction Agreements to which the Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

         I. Brokers, Finders. The Buyer has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby. The Company shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2(i) that may be due in connection with the transactions contemplated hereby. The Buyer shall indemnify and hold harmless each of the Company, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

         J. Legal Representation. The Buyer has had the opportunity to be represented in this transaction by counsel of its own choice and has been so advised by counsel for the Company.

3.       COMPANY REPRESENTATIONS, ETC.

         The Company represents and warrants to the Buyer as of the date hereof and as of the Closing Date that:

         A. CONCERNING THE DEBENTURE AND THE SHARES. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Debenture or the Shares.

         B. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction



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where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition or results of operation of the Company and its subsidiaries taken as a whole.. The Company is obligated to file reports pursuant to Section 15(d) of the 1934 Act. The Common Stock is listed and traded on Over The Counter Bulletin Board Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

         C. AUTHORIZED SHARES. The authorized capital stock of the Company consists of 1 billion shares of Common Stock, $.00001 par value per share, of which approximately 430,783,353 shares had been issued as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debenture, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

         D. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX II (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Debenture and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

         E. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Debenture do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated herein.

         F. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

         G. SEC FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since January 1, 2001 timely filed all requisite forms, reports and exhibits thereto with the SEC. The financial



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statements included in the Company's SEC Documents filed since January 1, 2001 fairly present the financial condition of the Company as of the respective dates of such financial statements and the results of the Company's operations for the respective periods then ended.

         H. ABSENCE OF CERTAIN CHANGES. Since December 31, 2001, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since December 31, 2001, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

         I. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole , (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements"), or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

         J. ABSENCE OF LITIGATION. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, operations, condition (financial or otherwise), or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

         K. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole.

         L. PRIOR ISSUES. During the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities.

         M. NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or



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those incurred in the ordinary course of the Company's business since December
31, 2001, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

         N. NO DEFAULT. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

         O. DILUTION. The number of Shares issuable upon conversion of the Debenture may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Debenture. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debenture is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every Notice of Conversion (as defined in the Debenture) relating to the conversion of the Debenture unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so (in which event Buyer will be entitled to pursue appropriate remedies for default by the Company).

         P. BROKERS, FINDERS. The Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3(p) that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

4.       CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

         A.       TRANSFER RESTRICTIONS. The Buyer acknowledges the following:

                  (1)      the Debenture is not transferable;

                  (2) the Shares issuable upon conversion of the Debenture shall not be sold or otherwise transferred for a period of one (1) year from the applicable Vesting Date (as defined in the Debenture) (the "Lock-Up Period");

                  (3) Buyer hereby acknowledges that Buyer is aware, and that Buyer will advise his representatives, that the United States securities laws prohibit any person who



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                           has received material, non-public information
                           concerning the Company from (i) purchasing or selling securities of the Company, or (ii) communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company;

                  (4) the Debenture has not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred subsequent to the Lock-Up Period unless
                           (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration;

                  (5) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and

                  (6) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

         B. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Debenture and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

                  THESE SECURITIES INCLUDING ANY UNDERLYING SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         C. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

         D. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

         E. REPORTING STATUS. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act



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even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Over The Counter Bulletin Board Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or the Over The Counter Bulletin Board Market.

         F. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Debenture (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Debenture) for internal working capital purposes, and, unless specifically consented to in advance in each instance by the Buyer, the Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person or for the repayment of any outstanding loan by the Company to any other party.

         G. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the aggregate of one hundred twenty percent (120%) of the number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Debenture.

         H. LIMITATION ON ISSUANCE OF SHARES. If applicable to the Company, the Company may be limited in the number of shares of Common Stock it may issue by virtue of (i) the number of authorized shares or (ii) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded (collectively, the "Cap Regulations"). Without limiting the other provisions thereof, the Debenture shall provide that (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Debenture without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Cap Regulations, the holder of a Debenture which can not be converted as result of the Cap Regulations (each such Debenture, an "Unconverted Debenture") shall have the option, exercisable in such holder's sole and absolute discretion, to elect either of the following remedies:

                  (x) if permitted by the Cap Regulations, require the Company to issue shares of Common Stock in accordance with such holder's notice of conversion at a conversion purchase price equal to the average of the closing price per share of Common Stock for any five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the date of notice of conversion; or

                  (y) require the Company to redeem each Unconverted Debenture for an amount (the "Cap Redemption Amount"), payable in cash, equal to
         (i) one hundred ten percent (110.0%) of the principal of the Unconverted Debenture, plus (ii) all accrued but unpaid interest on the Debenture through the date of redemption (the "Cap Redemption Date") specified in the notice from the holder electing this remedy.

A holder of an Unconverted Debenture may elect one of the above remedies with respect to a portion of such Unconverted Debenture and the other remedy with respect to other portions of the Unconverted Debenture. The Debenture shall contain provisions substantially consistent with the above terms, with such additional provisions as may be consented to by the Buyer. The provisions of this paragraph are not intended to limit the scope of the provisions otherwise included in the Debenture.




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5.       TRANSFER AGENT INSTRUCTIONS.

         A. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Debenture in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Debenture. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of
Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

         B. Subject to the provisions of this Agreement, the Company will permit the Buyer to exercise its right to convert the Debenture in the manner contemplated by the Debenture.

         C. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Buyer in connection with a Notice of Conversion, or
(ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent. While the Company will use its best efforts to effectuate the transfer agent's compliance with such authorization, the Company will not be responsible for the transfer agent's failure to do so.

6.       CLOSING DATE.

         A. The Closing Date shall occur on the date which is the first NYSE trading day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

         B. The closing of the purchase and issuance of Debenture shall occur on the Closing Date at the offices of the Company and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

7.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The Buyer understands that the Company's obligation to sell the Debenture to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

         A. The execution and delivery of this Agreement by the Buyer;

         B. Delivery by the Buyer to the Company of good funds as payment in full of an amount equal to the Purchase Price for the Debenture in accordance with this Agreement;

         C. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date;

         D. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

         E. From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on the NYSE or the Over the Counter Bulletin Board Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on the Over the Counter Bulletin Board Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Company makes it impracticable or inadvisable to sell the Debenture.

8.       CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Buyer's obligation to purchase the Debenture on the Closing Date is conditioned upon:

         A. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

         B. Delivery by the Company to the Buyer of the Debenture in accordance with this Agreement;

         C. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

         D. On the Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

         E. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

         F. From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on the NYSE or the Over the Counter Bulletin Board Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on the Over the Counter Bulletin Board Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Debenture.

9.       MISCELLANEOUS.

         A. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions.

         B. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         C. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         D. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         E. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

         F. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

         G. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         H. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         I. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

         J. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         K. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

         L. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

                  (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                  (ii) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                  (iii) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

         COMPANY:          Advanced Viral Research Corp.
                           200 Corporate Boulevard South
                           Yonkers, NY 10701
                           Attn: Dr. Shalom Hirschman
                           Telephone No.: (914) 376-7383
                           Telecopier No.: (914) 376-7368

         with a copy to:   Berman Rennert Vogel & Mandler, P.A.
                           100 SE 2nd Street, Suite 3500
                           Miami, Florida 33131
                           Attn: Charles J. Rennert, Esq.
                           Telephone No.: (305) 577-4171
                           Telecopier No.: (305) 347-6463

         BUYER: At the address set forth on the signature page of this Agreement.

         THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.


         IN WITNESS WHEREOF, the undersigned represent that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf as of the date first written above.

BUYER:                                      ADVANCED VIRAL RESEARCH CORP.


/s/ PETER LUNDER                            By:  /s/ SHALOM Z. HIRCHMAN, M.D.
------------------------------                   ----------------------------
Name: Peter Lunder                          Name:  Shalom Z. Hirchman, M.D.
                                            Title:  President
Address:  __________________

          __________________

Tel No.:  __________________

Fax No.:  __________________

                                     ANNEX I
                                FORM OF DEBENTURE


         THESE SECURITIES INCLUDING ANY UNDERLYING SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

NO. 1                                                              US $500,000

                          ADVANCED VIRAL RESEARCH CORP.

                   5% CONVERTIBLE DEBENTURE DUE JULY 15, 2004


        THIS DEBENTURE is issued by ADVANCED VIRAL RESEARCH CORP., a corporation organized and existing under the laws of the State of Delaware (the "Company") and is designated as its 5% Convertible Debenture, pursuant to a Securities Purchase Agreement dated as of July 15, 2002 by and between the Company and the Purchasers identified therein (the "Securities Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement.

1.       AGREEMENT TO SUBSCRIBE AND PURCHASE PRICE.

         FOR VALUE RECEIVED, the Company promises to pay to PETER LUNDER, the registered holder hereof (the "Holder"), the principal sum of One Million and 00/100 Dollars (US $500,000) on July 15, 2004 (the "Maturity Date") and to pay interest on the principal sum outstanding in arrears (i) prior to the Maturity Date, upon conversion as provided herein or (ii) on the Maturity Date, at the rate of 5% per annum accruing from July 15, 2002, the date of initial issuance of this Debenture. Accrual of interest shall commence on the first such business day to occur after the date hereof and shall continue to accrue on a daily basis until payment in full of the principal sum has been made or duly provided for. The payment of accrued and unpaid interest shall be made in shares of Common Stock at the Conversion Rate (as defined below) as of the Conversion Date or the Maturity Date, as the case may be. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

2.       TERMS OF CONVERSION OF DEBENTURE

         (a) TERMS OF CONVERSION. The principal balance of this Debenture shall be convertible by the Holder into shares of Common Stock as follows: 20% commencing on the original issuance date of this Debenture, and an additional 20% commencing every six months thereafter. For purposes of this Debenture and the Securities Purchase Agreement, the date upon which each such 20% of the principal balance of the Debenture becomes convertible shall be referred to as a "Vesting Date."

         (b) CONVERSION RATE. The Holder of this Debenture is entitled, at its option, subject to the following provisions of this Section, to convert this Debenture into shares of Common Stock of the Company at a conversion price for each share of Common Stock ("Conversion Rate") equal to:

                  (i) for the first 20% of the principal balance of this Debenture, $0.1818 per share; and

                  (ii) for each additional 20% of the principal balance of this Debenture, the higher of (A) ninety percent (90%) of the Market Price (as defined below) on the Conversion Date (as defined below) or (B) ten cents ($0.10) which amount is subject to adjustment as provided herein.

For purposes of this Debenture, the term "Market Price" means the average closing bid price of the Common Stock during the five (5) trading days ending on the trading day immediately before the Conversion Date (as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market).

         (c) MANNER OF CONVERSION. Conversion shall be effectuated by faxing a Notice of Conversion to the Company in the form annexed hereto as EXHIBIT A (the "Notice of Conversion"). The Notice of Conversion shall be executed by the Holder of this Debenture and shall evidence such Holder's intention to convert this Debenture or a specified portion hereof. Interest accrued or accruing from the date of issuance to the date of conversion or to the Maturity Date, as the case may be, shall be paid in shares of Common Stock at the Conversion Rate then applicable as of the Conversion Date or the Maturity Date, as the case may be. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the Notice of Conversion to the Company so that it is received by the Company on or before such specified date, provided that, if such conversion would convert the entire remaining principal of this Debenture, the Holder shall deliver to the Company the original Debenture being converted no later than five (5) business days thereafter. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (914) 376-7368; Attn: President. Certificates representing Common Stock upon conversion will be delivered to the Holder at the address specified in the Notice of Conversion (which may be the Buyer's address for notices as contemplated by the Securities Purchase Agreement or a different address), via express courier, by electronic transfer or otherwise, within three (3) business days if the address for delivery is in the United States and within five (5) business days if the address for delivery is outside the United States (such third business day or fifth business day, as the case may be, the "Delivery Date") after the date on which the Notice of Conversion is delivered to the Company.

         (d) AUTOMATIC CONVERSION. Any principal amount of this Debenture not previously converted or redeemed as of the Maturity Date, shall be deemed to be automatically converted, without further action of any kind (including, but not necessarily limited to, the giving of a Notice of Conversion) by the Holder, as of the Maturity Date at the Conversion Rate applicable on the Maturity Date ("Mandatory Conversion").

         (e) TAXES WITHHELD. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

         (f) COMPLIANCE WITH SECURITIES ACT OF 1933. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions from counsel reasonably acceptable to the Company in form and substance reasonably acceptable to the Company that the issuance of this Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

3.       REDEMPTION OF DEBENTURE.

         (a) RIGHT TO REDEEM. Notwithstanding any other provision hereof to the contrary, at any time prior to the Conversion Date, the Company shall have the right to redeem all or any portion of the then outstanding principal amount of this Debenture then held by the Holder in shares of Common Stock at the Conversion Rate as of the date of the Notice of Redemption (as defined below), for an amount (the "Redemption Amount") equal to the sum of (a) one hundred ten percent (110%) of the outstanding principal of such Debenture plus (b) all accrued but unpaid interest thereon through the date the Redemption Amount is paid to the Holder (the "Redemption Payment Date").

         (b) NOTICE OF REDEMPTION. The Company shall give at least five (5) business days' written notice of such redemption to the Holder (the "Notice of Redemption"). The date so specified in such Notice of Redemption shall be the Redemption Payment Date. Anything in the preceding provisions of this Section to the contrary notwithstanding, the Redemption Amount shall, unless otherwise agreed to in writing by the Holder after receiving the Notice of Redemption, be paid to the Holder in good funds at least five (5) but not more than ten (10) business days from the date of the Notice of Redemption, except that the Holder shall have the right, exercisable by giving a Notice of Conversion is submitted to the Company within five (5) business days of the Holder's receipt of the Company's Notice of Redemption, to convert all or any portion of this Debenture (a "Redemption Notice Conversion") and the Redemption Notice Conversion shall take precedence over the redemption contemplated by the Notice of Redemption. This Debenture shall be converted in accordance with the terms hereof.

4.       LIMITATIONS ON ISSUANCE; CAP REGULATIONS.

         (a) CAP REGULATIONS. The Holder recognizes that, if applicable to the Company, the Company may be limited in the number of shares of Common Stock it may issue by virtue of (a) the number of authorized shares, or (b) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded (collectively, the "Cap Regulations"). Without limiting the other provisions hereof, (w) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of this Debenture without violating the Cap Regulations and (x) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Issuance Regulations, the Holder of this Debenture (to the extent the same can not be converted in compliance with the Issuance Regulations (an "Unconverted Debenture"), shall have the option, exercisable in such Holder's sole and absolute discretion, to elect either of the following remedies:

                  (i) if permitted by the Cap Regulations, require the Company to issue shares of Common Stock in accordance with such holder's notice of conversion at a conversion purchase price equal to the average of the closing price per share of Common Stock for any five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the date of notice of conversion; or

                  (ii) require the Company to redeem each Unconverted Debenture for an amount equal to the Redemption Amount, based on the date of redemption (the "Cap Redemption Date") specified in the notice from the Holder electing this remedy.

         (b) NOTICE. The notice of exercise of this provision by the Holder shall specify the Cap Redemption Date, which shall be at least five (5) business days after the date of such notice; provided, however, that the Company shall have the right to accelerate the Cap Redemption Date. The Holder of an Unconverted Debenture may elect one of the above remedies with respect to a portion of such Unconverted Debenture and the other remedy with respect to other portions of the Unconverted Debenture.

5.       EVENTS OF DEFAULT.   The following shall constitute an "Event of
Default":

         (a) The Company shall default in the payment of principal or interest on this Debenture upon the terms hereof and same shall continue for a period of five (5) business days; or

         (b) Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Registration Rights Agreement or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

         (c) Subject to the terms of the Securities Purchase Agreement, the Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, the Agreement or the Registration Rights Agreement, and any such failure shall continue uncured for ten (10) business days; or

         (d) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Debenture in this series and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

         (e) The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement or the Registration Rights Agreement and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure (other than a failure to use the Company's best efforts to cause the Registration Statement to become effective, as provided in the Registration Rights Agreement, as to which the cure period shall be five (5) days after written notice from the Holder of such failure); or

         (f) The Company shall make an assignment for the benefit of creditors or commence proceedings for its dissolution; or apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

         (g) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within ninety (90) days after such appointment; or

         (h) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within ninety (90) days thereafter; or

         (i) Any money judgment, writ or warrant of attachment, or similar process in excess of One Million Dollars ($1,000,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty
(60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

         (j) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within ninety (90) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

         (k) The Company shall have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in excess of fifteen
(15) trading days.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable in shares of Common Stock at the Conversion Rate then applicable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

6.       NO USURY.

         In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then IPSO FACTO the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Debenture.

7.       MISCELLANEOUS.

         (a) NO RECOURSE. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         (b) METHOD OF PAYMENTS OF COMMON STOCK. Each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on this Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

         (c) CHANGE OF CONTROL. If, for as long as this Debenture remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that this Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, (i) the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company, except that Section 2(e) shall not apply to such conversion.

         (d) STOCK SPLITS. If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Conversion Rate shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such split, the Conversion Rate shall be deemed to be one-half of what it had been calculated to be immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such reverse split, the Conversion Rate shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such dividend, the Conversion Rate shall be deemed to be the amount of such Conversion Rate calculated immediately prior to such record date multiplied by a fraction, of which the numerator is the number of shares (10) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11).

         (e) REPRESENTATIONS OF HOLDER. The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

         (f) NO RIGHT TO VOTE OR TO RECEIVE DIVIDENDS. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

         (g) GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Debenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: July 15, 2002

                                        ADVANCED VIRAL RESEARCH CORP.


                                        By:  /S/ SHALOM Z. HIRSCHMAN, M.D.
                                             -----------------------------
                                        Name:  Shalom Z. Hirschman, M.D.
                                        Title:  President

                                    EXHIBIT A


                              NOTICE OF CONVERSION
                                       OF
                   5% CONVERTIBLE DEBENTURE DUE JULY 15, 2004

  (To be Executed by the Registered Holder in order to Convert this Debenture)



         The undersigned hereby irrevocably elects to convert $____________ of the principal amount of the above Debenture No. ___________ into Shares of Common Stock of ADVANCED VIRAL RESEARCH CORP. (the "Company") according to the conditions thereof, as of the date written below.


Conversion Date*:  _____________

Applicable Conversion Rate: $__________

Holders Signature:    ___________________________

Print Name:           ___________________________

Address:              ___________________________

                      ___________________________

                      ___________________________


* If this Notice of Conversion represents conversion of the outstanding principal balance of this Debenture, the original Debenture must be received by the Company or its transfer agent by the fifth business day following the Conversion Date.

                                    ANNEX II
                          REGISTRATION RIGHTS AGREEMENT

                                    ANNEX II
                                       TO
                               SECURITIES PURCHASE
                                    AGREEMENT


                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of July 15,
2002 (this "Agreement"), is made by and between ADVANCED VIRAL RESEARCH CORP., a Delaware corporation, with headquarters located at 200 Corporate Boulevard South, Yonkers, NY 10701 (the "Company"), and PETER LUNDER (the "Investor").

                              W I T N E S S E T H:

         WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of JuneJuly 15, 2002, between the Investor and the Company (the "Securities Purchase Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Investor its 5% Convertible Debenture in the principal amount of $500,000 (the "Debenture"); and

         WHEREAS, the Debenture is convertible into shares of Common Stock (the "Conversion Shares"; which term, for purposes of this Agreement, shall include shares of Common Stock of the Company issuable in lieu of accrued interest on conversion as contemplated by the Debenture) upon the terms and subject to the conditions contained in the Debenture; and

         WHEREAS, to induce the Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Conversion Shares;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

                  (b) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                  (c) "Registrable Securities" means the Conversion Shares.

                  (d) "Registration Statement" means a registration statement of the Company under the Securities Act.

         2.       REGISTRATION.

                  (a) The Company shall use its best efforts to prepare and file with the SEC as soon as possible after the Closing Date either a Registration Statement on Form S-1or an amendment to an existing Registration Statement, in either event registering for resale by the Investor a sufficient number of shares of Common Stock for the Investor to sell the Registrable Securities (or such lesser number as may be required by the SEC, but in no event less than the aggregate number of shares equal to (A) one hundred twenty percent (120%) of the number of shares into which the principal of the Debenture would be convertible at the time of filing of such Registration Statement (assuming for such purposes that the Debenture had been eligible to be converted, and had been converted into Conversion Shares in accordance with their terms, whether or not such issuance, eligibility or conversion had in fact occurred as of such date). The Registration Statement shall state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Debenture to prevent dilution resulting from stock splits, or stock dividends.

                  (b) If at any time (an "Increased Registered Shares Date"), the number of shares of Common Stock represented by the Registrable Shares, issued or to be issued as contemplated by the Transaction Agreements, exceeds the aggregate number of shares of Common Stock then registered, the Company shall, within ten (10) business days after receipt of a written notice from any Investor, either

                           (X) amend the Registration Statement filed by the
                  Company pursuant to the preceding provisions of this Section 2, if such Registration Statement has not been declared effective by the SEC at that time, to register, in the aggregate, at least the number of shares (the "Increased Shares Amount") equal to (A) the number of shares theretofore issued on conversion of the Debenture (including any interest paid on conversion by the issuance of Conversion Shares), plus
                  (B) the sum of (I) __________ one hundred twenty (120___%) of the number of shares into which the then unconverted Debenture would be convertible at the time of relevant filing with the SEC or as of the Increased Registered Shares Date, whichever is higher computed as contemplated by the immediately preceding subparagraph (a), or

                           (Y) if such Registration Statement has been declared
                  effective by the SEC at that time, file with the SEC an additional Registration Statement on Form S-1 or other appropriate registration statement form (an "Additional

                  Registration Statement") to register the number of shares equal to the excess of the Increased Shares Amount over the aggregate number of shares of Common Stock already registered.

         3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

                  (a) Prepare promptly, and file with the SEC a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2 above, and thereafter use its reasonable best efforts to cause such Registration Statement relating to Registrable Securities to become effective and keep the Registration Statement effective at all times during the period (the "Registration Period") continuing until the earliest of (i) the date that is fourtwo (42) years after the last day of the calendar month following the month in which the Effective Date occurs, (ii) the date when the Investor may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits or (iii) the date the Investor no longer owns any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

                  (c) Permit a single firm of counsel designated by the Investor to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects;

                  (d) Notify Investor, such Investor's legal counsel identified to the Company and which has requested by written notice to the Company that it receive such notification (which, until further notice, shall be deemed to be ___________, which firm has requested to receive such notification ("Investor's Counsel"); and any managing underwriters immediately (and, in the case of (i)(A) below, not less than two (2) business days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one
(1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investor); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish the Investor with copies of all intended written responses to the comments contemplated in clause
(C) of this Section 3(d) not later than one (1) business day in advance of the filing of such responses with the SEC so that the Investor shall have the opportunity to comment thereon;

                  (e) Furnish to Investor and Investor's Counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

                  (f) As promptly as practicable after becoming aware thereof, notify Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to Investor as Investor may reasonably request;

                  (g) As promptly as practicable after becoming aware thereof, notify Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

                  (h) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investor in writing of the existence of a Potential Material Event, the Investor shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; PROVIDED, HOWEVER, that the Company may not so suspend the right to such holders of Registrable Securities during the periods the Registration Statement is required to be in effect other than during a Permitted Suspension Period. The term "Permitted Suspension

Period" means up to two suspension periods during any consecutive 12-month period, each of which suspension period shall not either (i) be for more than thirty (30) days or (ii) begin less than ten (10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period); provided further that the Company shall, if lawful to do so, provide the Investor with at least two (2) business days' notice of the existence (but not the substance of) a Potential Material Event;

                  (i) Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the "Over the Counter Bulletin Board Market" of the National Association of Securities Dealers Automated Quotations System within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on The Over the Counter Bulletin Board Market; and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

                  (j) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

                  (k) Cooperate with the Investor who holds Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investor may reasonably request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investor whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel; and

                  (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

         4. OBLIGATIONS OF THE INVESTOR. In connection with the registration of the Registrable Securities, the Investor shall have the following obligations:

                  (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

                  (b) Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

                  (c) Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         5. EXPENSES OF REGISTRATION. All reasonable expenses (other than underwriting discounts and commissions of the Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company.

         6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act")Exchange Act (each, an "Indemnified Person" or "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investor, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, after such prospectus was made available by the Company pursuant to Section 3(c) hereof; (II) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company or the amendment or supplement thereto made available by the Company; (III) be available to the extent such Claim is based on the delivery of a prospectus by the Investor after receiving notice from the Company under
Section 3(e), (f) or (g) hereof (other than a notice regarding the effectiveness of the Registration Statement or any amendment or supplement thereto), or (IV) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Investor will indemnify the Company and its officers, directors and agents (each, an "Indemnified Person" or "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement or the amendment or supplement thereto, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

                  (b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Person or Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Person or Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Person or Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Person or Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action of its final conclusion. The Indemnified Person or Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Person or Indemnified Party provided such counsel is of the opinion that all defenses available to the Indemnified Party can be maintained without prejudicing the rights of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; PROVIDED, HOWEVER, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) except where the seller has committed fraud (other than a fraud by reason of the information included or omitted from the Registration Statement as to which the Company has not given notice as contemplated under Section 3 hereof) or intentional misconduct, contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         8. SEC REPORTS. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to Investor so long as Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

         9. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Investor and the Company.

         10. MISCELLANEOUS.

                  (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  (b) Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Agreement, (i) if to the Company or to the Investor, to their respective address contemplated by the Agreement, and
(iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 10(b).

                  (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under this Agreement.

                  (e) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (f) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                  (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (j) The Company acknowledges that any failure by the Company to perform its obligations under Section 3(a) hereof, or any delay in such performance could result in loss to the Investor, and the Company agrees that, in addition to any other liability the Company may have by reason of such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless the same is the result of force majeure. Neither party shall be liable for consequential damages.

                  (k) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

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


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            ADVANCED VIRAL RESEARCH CORP.


                                            By: /s/ SHALOM Z. HIRSCHMAN, M.D.
                                                -------------------------------
                                            Name:  Shalom Z. Hirschman, M.D.
                                            Title: President


                                            INVESTOR:


                                            /s/ PETER LUNDER
                                            -----------------------------------
                                            Peter Lunder






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